- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              ROTO-ROOTER, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              ROTO-ROOTER, INC.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         ___________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:
         ___________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ___________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:
         ___________________________________________________________________

     (5) Total fee paid:________________________________

Set forth the amount on which the filing fee is calculated and state how it was determined.

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         ___________________________________________________________________
     (2) Form, Schedule or Registration Statement No.:
         ___________________________________________________________________
     (3) Filing Party:
         ___________________________________________________________________
     (4) Date Filed:
         ___________________________________________________________________

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





                               ROTO-ROOTER, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 15, 1995

 The Annual Meeting of Stockholders of Roto-Rooter, Inc. will be held at The Phoenix Club, 812 Race Street, Cincinnati, Ohio, on Monday, May 15, 1995 at 11:30 a.m. for the following purposes:

 (1) To elect directors;

 (2) To approve and adopt the 1995 Stock Incentive Plan;

 (3) To ratify the selection by the Board of Directors of independent accountants; and

 (4) To transact such other business as may properly be brought before the meeting.

 Stockholders of record at the close of business on March 20, 1995 are entitled to notice of, and to vote at, the meeting.

 IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.


                                                          Naomi C. Dallob

                                                             Secretary


April 6, 1995

                               ROTO-ROOTER, INC.

                                PROXY STATEMENT

 This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Roto-Rooter, Inc. (hereinafter called the "Company") of proxies to be used at the Annual Meeting of Stockholders ("Annual Meeting") of the Company to be held on May 15, 1995 and any adjournments thereof. The Company's mailing address is 2500 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202. The approximate date on which this Proxy Statement and the enclosed proxy are being sent to stockholders is April 6, 1995. Each valid proxy received in time will be voted at the meeting and, if a choice is specified on the proxy, the shares represented thereby will be voted accordingly. The proxy may be revoked by the stockholder at any time before the Annual Meeting by providing notice to the Secretary.

 Only stockholders of record as of the close of business on March 20, 1995 will be entitled to vote at the Annual Meeting or any adjournments thereof. On such date, the Company had outstanding 5,086,328 shares of common stock, par value $1 per share ("Common Stock"), entitled to one vote per share.

                             ELECTION OF DIRECTORS

 Eighteen directors are to be elected at the Annual Meeting to serve until the following annual meeting of stockholders and until their successors are duly elected and qualified. Set forth below are the names of the persons to be nominated by the Board of Directors, together with a description of each person's principal occupation during the past five years and other pertinent information. The Company has a program under which three nominations for membership on the Board of Directors are rotated each year among senior officers of the Company, senior executives of its operating divisions and subsidiaries and senior executives of Chemed Corporation, a Delaware corporation and the majority (59 percent) owner of the Company's outstanding Common Stock ("Chemed"). The persons considered to be in the rotating group are Ms. Naomi C. Dallob and Messrs. Richard L. Arquilla, Brian A. Brumm, Gary C. Burger, Spencer S. Lee, and Timothy S. O'Toole. Ms. Dallob and Messrs. Brumm and O'Toole are being nominated from the group this year. It is anticipated that additional executives of Chemed and the Company will be included in this rotating group in future years.

 Unless authority is withheld or names are stricken, it is intended that the shares covered by each proxy will be voted for the nominees listed. Votes that are withheld will be excluded entirely from the vote and will have no effect. The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Board of Directors (except where a proxy withholds authority with respect to the election of directors). The affirmative vote of the holders of a majority of the voting power of the stockholders represented at the meeting will be necessary to elect each of the nominees for director.

                                    NOMINEES

EDWARD L. HUTTON                  Mr. Hutton is Chairman of the Company and,
Director since 1984               from 1970 to November 1993, has served as
Age: 75                           President, Chief Executive Officer, and a
                                  director of Chemed, Cincinnati, Ohio (a
                                  diversified public corporation with interests in residential and commercial plumbing and sewer and drain cleaning services; janitorial supply products and services; medical and dental supply distribution for private practice; and home healthcare services). Since
                                  November 1993, Mr. Hutton has served as
                                  Chairman and Chief Executive Officer of
                                  Chemed. He is Chairman and a director of Omnicare, Inc., Cincinnati, Ohio (health care products and services) ("Omnicare"), a public corporation in which Chemed holds a 5.8 percent ownership interest. He is also
                                  Chairman and a director of National Sanitary
                                  Supply Company, Cincinnati, Ohio (janitorial supplies) ("National"), a public corporation in which Chemed holds an 85 percent ownership interest. Mr.
                                  Hutton is also a director of Sonic
                                  Corporation. Mr. Hutton is the father of Thomas C. Hutton, a director of the Company.

WILLIAM R. GRIFFIN                Mr. Griffin is President and Chief Executive
Director since 1984               Officer of the Company and has held these
Age: 51                           positions since May 1985. Mr. Griffin is also
                                  an Executive Vice President of Chemed and has held this position since May 1991. Mr. Griffin is a director of Barefoot, Inc. and Chemed.

BRIAN A. BRUMM                    Mr. Brumm is a Vice President, Treasurer and
Director since 1985               the Chief Financial Officer of the Company and
Age: 40                           has held these positions since August 1984.


JAMES A. CUNNINGHAM               Mr. Cunningham is a Senior Chemical Adviser
Director since 1990               with Wertheim Schroder & Co. Incorporated, New
Age: 50                           York, New York (an investment banking, asset
                                  management and securities firm) and has held this position since March 1992. Previously he was a Managing Director of Furman Selz
                                  Incorporated, New York, New York (an
                                  institutional investment company) and held this position from October 1990 to March 1992.
                                  From January 1988 to June 1990, he was a
                                  Director of The First Boston Corporation, New
                                  York, New York (an investment banking firm).
                                  Mr. Cunningham is a director of Chemed and National.

NAOMI C. DALLOB                   Ms. Dallob is Secretary and General Counsel of
Director since 1992               the Company and has held these positions since
Age: 41                           August 1994. Previously, from September 1984,
                                  she was Assistant Secretary of the Company.
                                  Ms. Dallob is also a Vice President and the Secretary of Chemed and has held these positions since February 1987 and August 1994, respectively. She is a director of National.

CHARLES H. ERHART, JR.            Mr. Erhart retired as President of W. R. Grace
Director since 1985               & Co., Boca Raton, Florida (international
Age: 69                           specialty chemicals and health care)
                                  ("Grace"), in August 1990, having previously held this position since July 1989.
                                  Previously, he was Chairman of the Executive
                                  Committee of Grace and held that position from November 1986 to July 1989. He is a director of Chemed, Grace, National and Omnicare.

NEAL GILLIATT                     Mr. Gilliatt is President of Neal
Director since 1985               Gilliatt/Stuart Watson, Inc., New York, New
Age: 77                           York (management consulting), and has held
                                  this position since April 1982. On April 1,
                                  1982 he retired as Chairman of the Executive
                                  Committee of the Interpublic Group of
                                  Companies, Inc., New York, New York
                                  (advertising and related communications), having held that position since February 1980.
                                  Mr. Gilliatt is a director of Consolidated
                                  Products, Inc. and National.

LAWRENCE J. GILLIS                Mr. Gillis is a Vice President of the Company
Director from April 1985          and has held this position since May 1992. Mr.
to May 1986 and May 1989          Gillis is also President and Chief Operating
to May 1990 and since May 1991    Officer of Roto-Rooter Services Company and
Age: 60                           has held these positions since October 1994.
                                  Previously, he was Senior Vice President -
                                  Operations of Roto-Rooter Services Company, from February 1991 to October 1994. From
                                  November 1983 to February 1991, he was a Regional Vice President of Roto-Rooter
                                  Services Company.

J. PETER GRACE                    Mr. Grace is Chairman and a director of Grace
Director since 1985               and served as its Chief Executive Officer from
Age: 81                           1945 to 1992. He is Chairman of the Board and
                                  a director of Chemed. He is also a director of Milliken & Company, National, Omnicare and
                                  Stone & Webster, Inc. He is a trustee emeritus of Atlantic Mutual Insurance Company, Atlantic
                                  Reinsurance Company and Centennial Insurance
                                  Co., a director emeritus of Ingersoll-Rand
                                  Company, and an Honorary Director of Brascan
                                  Ltd.

DOUGLAS B. HARPER                 Mr. Harper is the Executive Vice President of
Director since 1984               the Company and has held this position since
Age: 51                           May 1992.  Previously, from May 1984 to May
                                  1992, he was a Vice President of the Company.
                                  Since October 1980, he has also served as President of Roto-Rooter Corporation, a subsidiary of the Company.

WILL J. HOEKMAN                   Mr. Hoekman is a Senior Vice President of
Director since 1985               Firstar Bank, Des Moines, Iowa, and has held
Age: 49                           this position since November 1980.  Mr.
                                  Hoekman is a director of National.

THOMAS C. HUTTON                  Mr. Hutton is a Vice President of Chemed and
Director since 1985               has held this position since February 1988.
Age:  44                          Mr. Hutton is a director of Chemed, National
                                  and Omnicare. He is a son of Edward L. Hutton, Chairman and a director of the Company.

PATRICK L. JOHNSON                Mr. Johnson is a Vice President of the Company
Director since 1984               and President and Chief Executive Officer of
Age: 41                           Service America Systems, Inc., a subsidiary of
                                  the Company ("Service America"), and has held these positions since December 1983 and August
                                  1991, respectively. From August 1991 to April
                                  1993, he was Vice Chairman and Chief Executive
                                  Officer of Service America. He also served as a Senior Vice President of Roto-Rooter
                                  Services Company from September 1986 to
                                  September 1993.

SANDRA E. LANEY                   Ms. Laney is Senior Vice President and the
Director since 1985               Chief Administrative Officer of Chemed and has
Age: 51                           held these positions since November 1993 and
                                  May 1991, respectively. Previously, from May
                                  1984 to November 1993, she was a Vice
                                  President of Chemed. Ms. Laney is a director of Chemed, National and Omnicare.

KEVIN J. MCNAMARA                 Mr. McNamara is Vice Chairman of the Company
Director since 1986               and has held this position since August 1994.
Age: 41                           Previously, he served as Secretary and General
                                  Counsel of the Company since August 1986. He is also President of Chemed and has held this position since August 1994. Previously,
                                  November 1993 to August 1994, he held the position of Executive Vice President of Chemed, and, from May 1992 to November 1993, he held the position of Vice Chairman of Chemed and, from August 1986 to May 1992, held the position of Vice President of Chemed. He also held the positions of General Counsel and Secretary of Chemed from August 1986 to August
                                  1994. He is a director of Chemed, National and Omnicare.

TIMOTHY S. O'TOOLE                Mr. O'Toole is an Executive Vice President and
Director since 1991               the Treasurer of Chemed and has held these
Age: 39                           positions since May 1992.  Previously, from
                                  February 1989 to May 1992, he held the
                                  positions of Vice President and Treasurer of Chemed. He is a director of Chemed, Vitas
                                  Healthcare Corporation (hospice management,
                                  Miami, Florida), National and Omnicare.

D. WALTER ROBBINS, JR.            Mr. Robbins is a consultant to W. R. Grace &
Director since 1985               Co. and has held this position since January
Age: 75                           1987. He is a director of Chemed, Grace,
                                  National and Omnicare.

JEROME E. SCHNEE                  Mr. Schnee is a Professor of Management at the
Director since August 1993        University of Cincinnati College of Business
Age: 53                           Administration ("College") and has held this
                                  position since September 1988. From September
                                  1988 to May 1994, he also served as Dean of the College. He is a director of National.

COMPENSATION OF DIRECTORS

 Throughout 1994 each member of the Board of Directors who was not a regular employee of the Company or of a wholly owned subsidiary of the Company was entitled to be paid directors' fees. Accordingly, executives of Chemed who are directors of the Company (other than Mr. E. L. Hutton who is the Company's Chairman) are entitled to receive directors' fees for attending Board and Committee meetings. Each member of the Board of Directors of the Company was paid $925 for his attendance at each meeting of the Board and $500 for each meeting of a Committee he attended. The chairman of each Committee was paid $550. Effective February 1, 1995, the director fees were increased and each member of the Board of Directors who is not a regular employee of the Company or of a wholly owned subsidiary of the Company (other than Mr. E. L. Hutton) is now paid $1,000 for his attendance at each meeting of the Board and $550 for each meeting of a Committee of the Board he attended. The Chairman of each Committee is paid $600. The following directors who are members of the Incentive Committee of either the Company or an affiliated company also receive an additional annual fee of $4,500: Messrs. Cunningham, Erhart, Gilliatt, Hoekman and Robbins. Members of the Board of Directors are reimbursed for reasonable travel expenses incurred in connection with such meetings.

 On May 16, 1994, each member of the Board of Directors (other than those serving on the Incentive Committee of either the Company or an affiliated company) was granted an unrestricted stock award covering 50 shares of the Company's Common Stock under the Company's 1984 Stock Incentive Plan. Those directors who are members of the Incentive Committee of either the Company or an affiliated company were paid the cash equivalent of the 50 share stock award or $1,400.

COMMITTEES AND MEETINGS OF THE BOARD

 The Company has the following Committees of the Board of Directors: Audit Committee; Compensation Committee; and Incentive Committee. It does not have a nominating committee of the Board of Directors.

 The Audit Committee (a) recommends to the Board of Directors a firm of independent accountants to audit the Company and its consolidated subsidiaries,
(b) reviews and reports to the Board of Directors on the Company's annual financial statements and the independent accountants' report on such financial statements and (c) meets with the Company's senior financial officers, internal auditors and independent accountants to review audit plans and work and other matters regarding the Company's accounting, financial reporting and internal control systems. The Audit Committee consists of Messrs. Gilliatt, Hoekman, McNamara and Robbins. The Audit Committee met on two occasions in 1994.

 The Compensation Committee makes recommendations to the Board of Directors concerning (a) salary and incentive compensation payable to officers and certain other key employees of the Company, (b) establishment of incentive compensation plans and programs generally and (c) adoption and administration of certain employee benefit plans and programs. The Compensation Committee consists of Messrs. Erhart, Gilliatt, and T. C. Hutton and Ms. Laney. During 1994, the Compensation Committee met on three occasions.

 The Incentive Committee administers the Company's 1984, 1987, 1990 and 1993 Stock Incentive Plans. In addition, the Incentive Committee makes (a) grants of stock options and stock awards to key employees of the Company and (b) recommendations to the Board of Directors concerning additional year-end contributions by the Company under the Company's Retirement and Savings Plan. The Incentive Committee consists of Messrs. Hoekman, Erhart, and Cunningham. The Incentive Committee met on three occasions during 1994.

 During 1994, there were five meetings of the Board of Directors. Each incumbent director attended at least 75 percent of the aggregate of (a) the total number of meetings held by the Board of Directors and (b) the total number of meetings held by all Committees of the Board of Directors on which he served which were held during the period for which he was a director or member of any such Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

 Ms. Laney is the Chief Administrative Officer and Senior Vice President of Chemed and Mr. T. C. Hutton is a Vice President of Chemed. Both are directors of Chemed, of which, Mr. Griffin is also an Executive Vice President and a director. See "Certain Arrangements and Transactions-Transactions with Chemed" on page 15.

                             EXECUTIVE COMPENSATION

JOINT REPORT OF THE COMPENSATION COMMITTEE AND INCENTIVE COMMITTEE ON EXECUTIVE COMPENSATION

 The Company believes that executive compensation must align executive officers' interests with those of the Company's stockholders and that such are best served by having compensation directly and materially linked to financial and operating performance criteria which when successfully achieved will enhance stockholder value.

 The Company attempts to achieve this objective with an executive compensation package for its senior executives which combines base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and restricted stock awards along with various benefit plans, including pension plans, savings plans and medical benefits generally available to the employees of the Company.

 The executive compensation program is administered through the coordinated efforts of the Compensation Committee and the Incentive Committee of the Board of Directors. The membership of both committees is comprised of outside directors (i.e. non-employees of the Company), although the Compensation Committee includes two officers of Chemed (see "Compensation Committee Interlocks and Insider Participation" above). The Compensation Committee is responsible for the review, approval and recommendation to the Board of Directors of matters concerning base salary and annual cash incentive compensation for key executives of the Company. The recommendations of the Compensation Committee on such matters must be approved by the full Board of Directors. The Incentive Committee administers the Company's stock incentive plans under which it reviews and approves grants of stock options and restricted stock awards. Both the Compensation and Incentive Committees may use their discretion to set executive compensation where, in their collective judgement, external, internal or individual circumstances warrant.

 Following is a discussion of the components of the executive officer compensation program.

 In determining base salary levels, the Compensation Committee takes into account the magnitude of responsibility of the position, individual experience and performance and specific issues particular to the Company. In general, base salaries are set at levels believed by this Compensation Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure.

 The Compensation Committee believes that a significant portion of total cash compensation should be linked to annual performance criteria. Consequently, the purpose of annual incentive compensation for senior executives and key managers is to provide a direct financial incentive in the form of an annual cash bonus to these executives to achieve their business unit's and the Company's annual goals. Operational and financial goals are established at the beginning of each fiscal year and generally take into account such measures of performance as sales and earnings growth, profitability, cash flow and return on investment. Other non-financial measures of performance relate to organizational development, product or service expansion and strategic positioning of the Company's assets.

 Individual performance is also taken into account in determining individual bonuses. It is the Company's belief that bonuses as a percent of a senior executive's salary should be sufficiently high to provide a major incentive for achieving annual performance targets. Bonuses for senior executives of the Company generally range from 25-50 percent of base salary.

 The stock option and restricted stock award program forms the basis of the Company's long-term incentive plans for executive officers and key managers. The objective of these plans is to align executive and long-term stockholder interests by creating a strong and direct link between executive pay and shareholder return.

 Stock options and restricted stock awards are granted annually and are generally regarded as the primary incentive for long-term performance as they are granted at fair market value and have vesting restrictions which generally lapse over three or four year periods. The Committee considers each grantee's current option and award holdings in making grants. Both the amounts of restricted stock awards and proportion of stock options increase as a function of higher salary and position of responsibility within the Company.

 The Compensation and Incentive Committees have considered, and are continuing to review, the qualifying compensation regulations issued by the Internal Revenue Service in December 1993. As compensation for any individual is not currently expected to exceed the $1 million base, the Company is not presently affected by these regulations.

 The base salary of Mr. Griffin, the President and Chief Executive Officer of the Company, was increased at an annualized rate of 9.4 percent in 1994 to a base rate of $291,000. His cash bonus in respect of 1994 services was $134,000, which represented an increase of $13,000 over 1993 and 46 percent of his base salary. Restricted stock awards were granted to Mr. Griffin in respect of 1994 services having a value of $100,000 and he was granted 10,000 stock options. Factors considered in establishing the compensation levels in 1994 for Mr. Griffin included Company sales growth of 26 percent and net income growth of 10 percent. The Compensation Committee and the Incentive Committee believe that Mr. Griffin's base salary, the increases in his cash bonus and the restricted stock awards granted to Mr. Griffin in respect of 1994 services are consistent with his performance as measured by these factors and the criteria discussed above.

         Compensation Committee                    Incentive Committee
         ----------------------                    -------------------
         C. H. Erhart, Jr.                         J. A. Cunningham
         N. Gilliatt                               C. H. Erhart, Jr.
         T. C. Hutton                              W. J. Hoekman
         S. E. Laney

SUMMARY COMPENSATION TABLE

 The following table shows the compensation paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company for the past three years for all services rendered in all capacities to the Company and its subsidiaries:

                                                      SUMMARY COMPENSATION TABLE
                                                      --------------------------
                                                               LONG TERM COMPENSATION
                               ANNUAL COMPENSATION                     AWARDS
                               -------------------        --------------------------------
                                                                                     SECURITIES
                                                                       SECURITIES    UNDERLYING
     NAME                                               ROTO-ROOTER    UNDERLYING      SERVICE          ALL
     AND                                                 RESTRICTED    ROTO-ROOTER     AMERICA         OTHER
   PRINCIPAL                                               STOCK          STOCK         STOCK         COMPEN-
   POSITION          YEAR    SALARY ($)   BONUS ($)   AWARDS ($) (1)  OPTIONS (#)     OPTIONS (#)    SATION ($)
   ---------         ----    ----------   ---------   --------------  ------------   ------------    ----------
  W.R. Griffin       1994     $276,417    $134,000      $100,000         10,000          -0-        $68,340 (2)
  President          1993      260,000     121,000       120,000         31,500       10,000         81,784
  and CEO            1992      214,075     116,000        57,000            -0-          -0-         67,842

  D.B. Harper        1994      180,514      75,500        53,000          5,000          -0-         39,284 (3)
  Executive Vice     1993      174,737      71,000        50,000         15,000          -0-         47,816
  President          1992      161,646      66,000        37,000            -0-          -0-         47,879

  L.J. Gillis        1994      172,217      60,500        69,000          5,000          -0-         37,601 (4)
  Vice President     1993      164,000      52,500        60,000         17,000          -0-         45,423
                     1992      152,173      42,000        25,000            -0-          -0-         39,514

  P.L. Johnson       1994      163,233      27,800        25,000          4,000          -0-         44,168 (5)
  Vice President     1993      149,400      48,000        50,000         15,000       13,000         40,554
                     1992      135,330      42,000        25,000            -0-          -0-         37,392

  R.J. Fox (7)       1994      159,448         -0-           -0-            -0-          -0-          3,234 (6)
  Vice President     1993      135,000      40,000           -0-            -0-        9,000          9,525
                     1992      126,000      30,000           -0-            -0-          -0-         10,836

  (1) The number and value of aggregate restricted stock holdings in Roto-Rooter Common Stock at December 31, 1994 were as follows: W. R. Griffin -- 5,666 shares, $124,652; D.B. Harper -- 2,791 shares, $61,402; L.J. Gillis -- 2,696 shares, $59,312; P.L. Johnson -- 2,362 shares, $51,964; and R.J. Fox -- none. Dividends are paid to holders of restricted stock. Restricted stock awards vest evenly over three-year periods. Restricted stock awards were granted in December 1992, February 1994 and February 1995, respectively.
  (2) Includes a $11,550 contribution to the Company's Retirement and Savings Plan ("Savings Plan"), a $52,886 contribution to the Company's Deferred Compensation Plan, a $2,061 premium payment under the Company's Executive Salary Protection Plan, and a $1,843 premium payment for term life insurance.
  (3) Includes a $9,240 contribution to the Savings Plan, a $28,362 contribution to the Deferred Compensation Plan, and a $1,682 premium payment for term life insurance.
  (4) Includes a $11,550 contribution to the Savings Plan, a $24,922 contribution to the Deferred Compensation Plan, and a $1,129 premium payment for term life insurance.
  (5) Includes a $21,752 contribution to the Service America Retirement and Savings Plan, a $21,846 contribution to the Service America Deferred Compensation Plan, and a $570 premium payment for term life insurance.
  (6) Mr. Fox participated in the benefit plans of Service America. All other compensation received by Mr. Fox consisted of a $3,234 contribution to the Service America Retirement and Savings Plan.
  (7)    Mr. Fox resigned his position on December 31, 1994.

STOCK OPTIONS

 The table below shows information concerning Roto-Rooter stock options granted in 1994 to the executive officers named in the Summary Compensation Table.

                    ROTO-ROOTER STOCK OPTION GRANTS IN 1994

                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                  AT ASSUMED ANNUAL RATES OF
                                                                                   STOCK PRICE APPRECIATION
                           INDIVIDUAL GRANTS                                           FOR OPTION TERM
- ----------------------------------------------------------------------------      --------------------------
                                     % OF TOTAL
                        NUMBER OF      OPTIONS
                       SECURITIES    GRANTED TO
                       UNDERLYING     EMPLOYEES     EXERCISE
                         OPTIONS      IN FISCAL       PRICE       EXPIRATION
    NAME             GRANTED (#)(1)      YEAR        ($/SH)          DATE            5% ($)       10% ($)
    ----             --------------  ----------     --------      ----------         ------       -------
    W.R. Griffin           10,000         12.0%      $27.00        5/17/04          $169,802      $430,310
    D.B. Harper             5,000          6.0        27.00        5/17/04            84,700       214,900
    L.J. Gillis             5,000          6.0        27.00        5/17/04            84,700       214,900
    P.L. Johnson            4,000          4.8        27.00        5/17/04            67,760       171,920
    R.J. Fox                1,000          1.2        27.00        5/17/04            16,940        42,980

 (1) These options, which were granted on May 17, 1994, provide for the purchase price of option shares equal to the fair market value of Roto-Rooter Common Stock on that date and become exercisable in four equal annual installments beginning on May 17, 1995.

 The following table summarizes Roto-Rooter stock option exercises during 1994 and the year-end number and value of unexercised stock options held by the executive officers named in the Summary Compensation Table.

                   AGGREGATED ROTO-ROOTER OPTION EXERCISES IN
                    1994 AND ROTO-ROOTER STOCK OPTION VALUES
                            AS OF DECEMBER 31, 1994
                         -----------------------------

                                                                                            VALUE OF
                                                                                          UNEXERCISED
                                                                                         IN-THE-MONEY
                         SHARES                        NUMBER OF UNEXERCISED                OPTIONS
                        ACQUIRED                      OPTIONS AT 12/31/94 (#)           AT 12/31/94 ($)
                           ON             VALUE       -----------------------       --------------------------
      NAME            EXERCISE (#)     REALIZED ($)   EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
      ------------    ------------     ------------   -----------  -------------    -----------  -------------
      W.R. Griffin          -0-       $      -0-        31,375         35,625        $  67,979        $9,500
      D.B. Harper         2,100           76,850        33,500         17,500          121,952         5,937
      L.J. Gillis         1,611           67,260        15,125         19,250           36,785         7,125
      P.L. Johnson          -0-              -0-        20,800         16,000           59,442         3,562
      R.J. Fox              -0-              -0-           -0-            -0-              -0-           -0-

 The table below shows information concerning the year-end number and value of unexercised Service America stock options held by the executive officers in the Summary Compensation Table.

          SERVICE AMERICA STOCK OPTION VALUES AS OF DECEMBER 31, 1994

                                                                        VALUE OF UNEXERCISED
                              NUMBER OF UNEXERCISED                     IN-THE-MONEY OPTIONS
                             OPTIONS AT 12/31/94 (#)                       AT 12/31/94 ($)
                        ----------------------------------          ----------------------------------
    NAME (1)            EXERCISABLE          UNEXERCISABLE          EXERCISABLE          UNEXERCISABLE
    -------------       -----------          -------------          -----------          -------------
    W. R. Griffin          7,500                 17,500            $      -0-           $      -0-
    D. B. Harper             -0-                    -0-                   -0-                  -0-
    L. J. Gillis             -0-                    -0-                   -0-                  -0-
    P. L. Johnson         15,000                 28,000                   -0-                  -0-
    R. J. Fox                -0-                    -0-                   -0-                  -0-

 (1) None of the named executive officers exercised Service America stock options during 1994.

EMPLOYMENT AGREEMENTS

 The Company has entered into employment agreements with Messrs. Griffin, Harper, Gillis and Johnson. Mr. Griffin's employment agreement provides for his continued employment as an executive employee of the Company through October 31, 1999, subject to earlier termination under certain circumstances, at a base salary of $291,000 per annum or such higher amounts as the Board of Directors may determine as well as participation in incentive compensation plans, stock incentive plans and other employee benefit plans. In the event of termination without cause or a material reduction in authority or responsibility, the agreement provides that Mr. Griffin will receive severance payments equal to 150 percent of his then current base salary plus the amount of incentive compensation most recently paid or approved in respect of the previous year, and the fair market value of all stock awards which have vested during the twelve months prior to termination, for the balance of the term of the agreement. Messrs. Harper, Gillis and Johnson have employment agreements which provide for their continued employment as executive employees of the Company through October 31, 1999, November 6, 1997 and October 31, 1997, respectively, and are identical in all material respects to that of Mr. Griffin, except their respective agreements provide for a base salary of $184,500, $177,000 and $160,500 per annum or such higher amounts as the Board of Directors may determine.

                         COMPARATIVE STOCK PERFORMANCE

 The graph below compares the yearly percentage change in the Company's cumulative total shareholder return on the Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period December 31, 1989 to December 31, 1994, assuming dividend reinvestment, and (B) the difference between the Company's share price at December 31, 1989 and December 31, 1994; by (ii) the share price at December 31, 1989) with (1) the cumulative total return, assuming reinvestment of dividends, of the NASDAQ Stock Index and (2) the cumulative total return, assuming reinvestment of dividends, of the group of companies set forth in the footnote to the graph.

                               ROTO-ROOTER, INC.

                    TOTAL CUMULATIVE STOCKHOLDER RETURN FOR

                   FIVE-YEAR PERIOD ENDING DECEMBER 31, 1994

                                   [Graph 1]

Roto-Rooter                 NASDAQ (US)                  Peer Group (1)

 December 31         1989      1990      1991      1992     1993      1994
 -----------         ----      ----      ----      ----     ----      ----
 Roto-Rooter         100.00     94.46     95.46    133.83   170.72    127.99
 NASDAQ (US)         100.00     84.92    136.28    158.58   180.93    176.92
 Peer Group          100.00    113.99    130.25    136.09   145.49    159.64

 (1) Since the Company does not believe that it can reasonably identify a peer group on an industry or line of industry basis, for purposes of comparison, the Company has selected the following companies which have similar market capitalizations: Amplicon Inc., Chittenden Corp., Ecology and Environment Inc. -- Class A, Groundwater Technology Inc., Instron Corp., Knape & Vogt Manufacturing Co., MacDermid Inc., Quaker Chemical Corp., and Tech-Sym Corp.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth information with respect to the only persons who are known to be the beneficial owners of more than 5 percent of the Common Stock of the Company:


                                   NAME AND ADDRESS                   AMOUNT AND NATURE           PERCENT
                                     OF BENEFICIAL                      OF BENEFICIAL               OF
     TITLE OF CLASS                      OWNER                          OWNERSHIP (1)            CLASS (4)
     --------------                ----------------                   -----------------          ---------
  Common Stock                   Chemed Corporation                   2,990,333 shares;            56.3%
  Par Value                      2600 Chemed Center                   Direct (2)
  $1 Per Share                   Cincinnati, Ohio

  Common Stock                   State Farm Mutual                    463,066 shares;               8.7%
  Par Value                      Automobile Insurance                 Direct and through
  $1 Per Share                   Company                              affliliated entities (3)
                                 One State Farm Plaza
                                 Bloomington, Illinois

  FOOTNOTES:

  (1) As reported to the Securities and Exchange Commission by the beneficial owners.

  (2) Sole voting power, 2,990,333 shares; sole dispositive power, 2,990,333 shares.

  (3) Sole voting power, 463,066 shares; sole dispositive power, 463,066 shares.

  (4) For purposes of calculating Percent of Class, all shares subject to stock options which were exercisable within 60 days from February 1, 1995 were assumed to have been issued.

 The following table sets forth information as of February 1, 1995 with respect to the Capital Stock of Chemed and the Common Stock of the Company beneficially owned by all nominees and directors of the Company, each of the named executive officers in the Summary Compensation Table, and the Company's directors and executive officers as a group:

                                                                        AMOUNT AND NATURE           PERCENT
                                                                          OF BENEFICIAL               OF
          NAME                      TITLE OF CLASS                        OWNERSHIP (1)            CLASS (2)
  --------------------        --------------------------                -----------------          ---------
  E. L. Hutton                Chemed Capital Stock                       68,634 Direct
                                                                         65,500 Option
                                                                          4,000 Trustee
                              Roto-Rooter Common Stock                   32,763 Direct
                                                                         15,750 Option
                                                                          9,372 Trustee

  W. R. Griffin               Chemed Capital Stock                        2,528 Direct
                                                                          8,000 Option
                              Roto-Rooter Common Stock                   18,168 Direct
                                                                         34,250 Option

  B. A. Brumm                 Chemed Capital Stock                              None
                              Roto-Rooter Common Stock                   13,450 Direct
                                                                         11,086 Option

  J. A. Cunningham            Chemed Capital Stock                        1,000 Direct
                                                                            500 Trustee
                              Roto-Rooter Common Stock                    1,000 Direct

  N. C. Dallob                Chemed Capital Stock                        5,790 Direct
                                                                          1,000 Option
                              Roto-Rooter Common Stock                      785 Direct
                                                                            250 Option

  C. H. Erhart, Jr.           Chemed Capital Stock                        1,500 Direct
                              Roto-Rooter Common Stock                    6,666 Direct

  N. Gilliatt                 Chemed Capital Stock                        3,400 Direct
                              Roto-Rooter Common Stock                    6,666 Direct

  L. J. Gillis                Chemed Capital Stock                              None
                              Roto-Rooter Common Stock                    9,252 Direct
                                                                         16,875 Option

                                                                        AMOUNT AND NATURE         PERCENT
                                                                          OF BENEFICIAL             OF
          NAME                      TITLE OF CLASS                        OWNERSHIP (1)          CLASS (2)
  --------------------        --------------------------                -----------------        ---------
  J. P. Grace                 Chemed Capital Stock                          200 Direct
                              Roto-Rooter Common Stock                      200 Direct
                                                                          2,000 Option

  D. B. Harper                Chemed Capital Stock                          100 Direct
                              Roto-Rooter Common Stock                   23,183 Direct
                                                                         34,750 Option

  W. J. Hoekman               Chemed Capital Stock                      117,900 Trustee(3)         1.2%
                              Roto-Rooter Common Stock                   75,800 Trustee(3)         1.4%

  T. C. Hutton                Chemed Capital Stock                       14,738 Direct
                                                                          4,250 Option
                                                                          4,500 Trustee(4)
                              Roto-Rooter Common Stock                    3,997 Direct
                                                                          2,500 Option
                                                                          9,372 Trustee

  P. L. Johnson               Chemed Capital Stock                          375 Option
                              Roto-Rooter Common Stock                   11,070 Direct
                                                                         22,050 Option

  S. E. Laney                 Chemed Capital Stock                       24,788 Direct
                                                                         23,050 Option
                                                                                Trustee(4)
                              Roto-Rooter Common Stock                    1,994 Direct
                                                                          1,750 Option

  K. J. McNamara              Chemed Capital Stock                       11,745 Direct
                                                                          4,250 Option
                                                                                Trustee(4)
                              Roto-Rooter Common Stock                    1,205 Direct
                                                                          2,250 Option

  T. S. O'Toole               Chemed Capital Stock                       11,381 Direct
                                                                          5,050 Option
                              Roto-Rooter Common Stock                    1,644 Direct
                                                                          1,250 Option

  D. W. Robbins, Jr.          Chemed Capital Stock                        2,000 Direct
                              Roto-Rooter Common Stock                    1,000 Direct

                                                                        AMOUNT AND NATURE           PERCENT
                                                                          OF BENEFICIAL               OF
          NAME                      TITLE OF CLASS                        OWNERSHIP (1)            CLASS (2)
  --------------------        --------------------------                -----------------          ---------
  Jerome E. Schnee            Chemed Capital Stock                              None
                              Roto-Rooter Common Stock                      250 Direct

  Directors and               Chemed Capital Stock                      147,804 Direct               1.5%
  Executive Officers                                                    178,221 Trustee (5)          1.8%
  as a Group                                                            109,475 Option               1.1%
  (18 persons)                Roto-Rooter Common Stock                  133,293 Direct               2.5%
                                                                         85,172 Trustee (5)          1.6%
                                                                        144,761 Option               2.7%

 FOOTNOTES TO STOCK OWNERSHIP TABLE

  (1) Includes securities beneficially owned (a) by the named persons or group members, their spouses and their minor children (including shares of Chemed Capital Stock and Roto-Rooter Common Stock allocated as at December 31, 1994 to the account of each named person or member of the group under the Company's Retirement and Savings Plan, Chemed's Savings and Investment Plan, and Chemed's Employee Stock Ownership Plan, (b) by trusts and custodianships for their benefit and (c) by trusts and other entities as to which the named person or group has or shares the power to direct voting or investment of securities. "Direct" refers to securities in categories (a) and (b) and "Trustee" to securities in category (c). Where securities would fall into both "Direct" and "Trustee" classifications, they are included under "Trustee" only. "Option" refers to shares which the named person or group has a right to acquire within 60 days from February 1, 1995. For purposes of determining the Percent of Class, all shares subject to stock options which were exercisable within 60 days from February 1, 1995 were assumed to have been issued.

  (2) Percent of Class under 1.0 percent is not shown.

  (3) Comprises shares with respect to which Mr. Hoekman shares the power to direct the voting as a member of a bank trust committee.

  (4) Messrs. T. Hutton, McNamara and Ms. Laney are trustees of the Chemed Foundation which holds 54,821 shares of Chemed's Capital Stock over which the trustees share both voting and investment power. This number is included in the total number of "Trustee" shares held by the Directors and Executive Officers as a group but is not reflected in the respective holdings of the individual trustees.

  (5) Shares over which more than one individual holds beneficial ownership have only been counted once in calculating the aggregate number of shares owned by Directors and Executive Officers.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

 Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the regulations thereunder, the Company's officers and directors and persons who own more than ten percent of the Company's Common Stock are required to file reports with respect to their ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission ("SEC"). In addition, such persons are required to forward copies of such reports to the Company. Based on a review of the copies of such reports furnished to the Company and on the written representation of those persons who have not furnished such reports that with respect to 1994 no reports on Form 5 were required to be filed with the SEC, the Company believes that during the period January 1, 1994 through December 31, 1994, except for Mr. Gillis, the Company's officers and directors and greater than 10 percent shareholders have complied with all Section 16(a) reporting requirements. Mr. Gillis belatedly reported a stock option grant, a stock option exercise and a sale of stock on Form 5.

                     CERTAIN ARRANGEMENTS AND TRANSACTIONS

TRANSACTIONS WITH CHEMED

 CASH MANAGEMENT AND FINANCING. The Company regularly deposits funds in excess of its working capital requirements with Chemed for short-term investment and Chemed, on occasion, may make short-term loans to the Company for working capital needs. These unsecured deposits and loans bear interest at the rate determined on the basis of United States Treasury Notes. At January 31, 1995, the Company had $19,398,000 on deposit with Chemed, which was the largest amount on deposit with Chemed at any time during the period January 1, 1994 through January 31, 1995. Chemed paid the Company $618,000 during 1994 as interest on amounts deposited by the Company with Chemed.

 During 1991, Chemed loaned to the Company $4,200,000 to partially finance the acquisition of Service America. This loan bears interest at the rate determined on the basis of United States Treasury Notes. In addition, during 1993, Chemed loaned to the Company $4,224,000 to partially finance the acquisition of Encore Services Systems, Inc. This loan bears interest at the fixed rate of 8.15 percent. At January 31, 1995, the Company had $8,424,000 on loan from Chemed, which was the largest amount on loan from Chemed at any time during the period January 1, 1994 through January 31, 1995. The Company paid Chemed $603,000 during 1994 as interest on amounts loaned to the Company from Chemed.

 SERVICE AND SUPPLY ARRANGEMENTS. As a subsidiary of Chemed and pursuant to an agreement with Chemed, the Company has used and will continue to use various financial, insurance, tax, audit, legal and other services provided by Chemed. The Company pays fees for these services based on Chemed's costs. During 1994, the Company paid Chemed $227,686 for such services.

 In addition, the Company has entered into a sublease agreement with Chemed pursuant to which the Company leases approximately 23,100 square feet of office space from Chemed on the 25th and 30th floors of the Chemed Center, Cincinnati, Ohio, at a rental equal to that paid by Chemed under its lease and for a term coterminous with Chemed's lease term which expires in 2006. For 1994, the Company paid Chemed lease payments under the sublease aggregating $413,000.

 STATE AND LOCAL INCOME TAXES. Should any state or locality impose, or should Chemed and the Company elect to pay, an income or franchise tax by combining or consolidating all or part of the income, losses, properties, payrolls, sales or other attributes of Chemed and the Company or one or more of their respective subsidiaries, the Company will reimburse Chemed for the Company's and its subsidiaries' share of such franchise or income tax. The amount to be reimbursed is equal to the tax that would have been required to be paid had the Company or any of its subsidiaries included in such combined or consolidated return filed a separate return without the inclusion of any income, losses, properties, payrolls, sales or other attributes of any related parent or subsidiary corporation.

                       PROPOSAL TO APPROVE AND ADOPT THE
                           1995 STOCK INCENTIVE PLAN

 In view of the few remaining shares available for the grant of additional stock awards or stock options under the previously adopted stock incentive plans, the Board of Directors has approved, subject to stockholder approval, the adoption of the 1995 Stock Incentive Plan (the "Plan") pursuant to which 200,000 shares of the Company's Common Stock may be issued or transferred to key employees as stock incentives. The full text of the proposed Plan is set forth as Exhibit A to this Proxy Statement and the following discussion is qualified in its entirety by reference to such text.

                                    THE PLAN

 The Plan will become effective as of the date it is adopted by the stockholders of the Company, i.e., May 15, 1995. If it is not adopted by the stockholders, the Plan will be of no force and effect. If it is adopted, no stock options may be granted under the Plan after May 15, 2005. The Board of Directors may terminate the Plan at any earlier time, but outstanding options will continue to be exercisable until they expire in accordance with their terms. The market value of the Common Stock as of March 20, 1995 was $26.50 per share.

 The Plan authorizes the issuance or transfer of a maximum of 200,000 shares of Common Stock pursuant to stock incentives granted to key employees of the Company and its subsidiaries under the Plan. For purposes of the Plan, a "subsidiary" is a corporation or other form of business association of which shares (or other ownership interests) having 50 percent or more of the voting power are owned or controlled, directly or indirectly, by the Company and "key employees" are employees of the Company or a subsidiary, including officers and directors thereof, who in the opinion of the Incentive Committee (as defined below) are deemed to have the capacity to contribute significantly to the growth and successful operations of the Company or a subsidiary.

 Stock incentives granted under the Plan may be in the form of options to purchase Common Stock ("stock options") or in the form of awards of Common Stock in payment of incentive compensation ("stock awards"), or a combination of stock awards and stock options.

 The Plan shall be administered by a Committee (the "Incentive Committee") consisting of no fewer than three persons designated by, and serving at the pleasure of, the Board of Directors of the Company.

 The Incentive Committee designates the key employees of the Company and its subsidiaries who might participate in the Plan and as to the form and terms of the number of shares covered by each stock incentive granted thereunder. In making such designation the Committee may consider an employee's present or potential contribution to the success of the Company or any subsidiary and other factors which it may deem relevant.

 Under the Plan, a stock incentive in the form of a stock award will consist of shares of Common Stock issued as incentive compensation earned or to be earned by the employee. Shares subject to a stock award may be issued when the award is granted or at a later date, with or without dividend equivalent rights. A stock award shall be subject to such terms, conditions and restrictions (including restrictions on the transfer of the shares issued pursuant to the award) as the Incentive Committee shall designate.

 Under the 1995 Plan, a stock incentive in the form of a stock option will provide for the purchase of shares of Common Stock in the future at an option price per share which will not be less than l00 percent of the fair market value of the shares covered thereby on the date the stock option is granted. Each option shall be exercisable in full or in part one year after the date the option is granted, or may become exercisable in one or more installments and at such time or times, as the Incentive Committee shall determine or upon various circumstances which may result in a change of control; provided, however, that in no event shall an option be exercisable until one year after the date the option is granted. Unless otherwise provided in the option, an option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the option. Any term or provision in any outstanding option specifying when the option may be exercisable or that it be exercisable in installments may be modified at any time during the life of the option by the Incentive Committee, provided, however, no such modification of an outstanding option shall, without the consent of the optionee, adversely affect any option theretofore granted to him.

 Upon the exercise of an option, the purchase price shall be paid in cash or, if so provided in the option, in shares of Common Stock or in a combination of cash and such shares. The Company may cancel all or a portion of an option subject to exercise, and pay the holder cash or shares equal in value to the excess of the fair market value of the shares subject to the portion of the option so canceled over the option price of such shares. Options shall be granted for such lawful consideration as the Incentive Committee shall determine.

 All stock options granted under the Plan will expire within ten years from the date of grant. A stock option is not transferable or assignable by an optionee otherwise than by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order or to certain family members, if permitted under SEC Rule 16b-3 or any successor rule thereto, and each option is exercisable, during his lifetime, only by him or a permitted transferee or assignee. Unexercised options terminate upon termination of employment, except that if termination arises from a resignation with the consent of the Incentive Committee, the options terminate three months after such termination of employment, and except further that if an optionee ceases to be an employee by reason of his death while employed, retirement or disability, or if he should die within three months following his resignation with the consent of the Incentive Committee, the options terminate fifteen months after an optionee's termination of employment but may be exercised only to the extent that they could have been exercised by the optionee, had he lived, three months after he ceased to be an employee. A leave of absence for military or governmental service or for other purposes, if approved by the Incentive Committee, does not constitute a termination of employment, but no options are exercisable during any such leave of absence.

 Exercise of a stock option will be conditioned on an optionee's payment in full of the purchase price for the shares, in cash or by the transfer to the Company of shares of the Company's Common Stock at fair market value on the date of transfer. An optionee shall not be considered a holder of the shares subject to a stock option until actual delivery of a certificate representing such shares is made by the Company.

 None of the stock options granted under the Plan will be "restricted", "qualified" or "incentive" stock options or options granted pursuant to an "employee stock purchase plan" as the quoted terms are defined in Sections 422 through 424 of the Internal Revenue Code.

 With respect to stock awards in Common Stock that are either transferable or not subject to a substantial risk of forfeiture, the employee must recognize ordinary income equal to the cash or the fair market value of the Common Stock and the Company will be entitled to a deduction for the same amount. With respect to stock awards that are settled in Common Stock that is restricted as to transferability and subject to substantial risk of forfeiture, the employee must recognize ordinary income equal to the fair market value of the Common Stock at the first time the Common Stock becomes transferable or not subject to a substantial risk of forfeiture, whatever occurs earlier, and the Company will be entitled to a deduction for the same amount.

 An optionee realizes no taxable income by reason of the grant of a nonstatutory option. Subject to insider trading restrictions, upon exercise of the option, an optionee realizes compensation taxable as ordinary income in the amount of the excess of the fair market value of the stock over the option price on the date of exercise. Upon the sale of stock acquired pursuant to the exercise of an option, an optionee realizes either a capital gain or a capital loss based upon the difference between his selling price and the fair market value of the stock on the date of exercise. Such capital gain or loss, as the case may be, will be either short term or long term depending on the period elapsed between the date of exercise and the date of sale. In those instances where the employee receives compensation taxable as ordinary income, the Company or a subsidiary (except for certain foreign subsidiaries) will generally be entitled to a Federal income tax deduction in the amount of such compensation. An employee will not recognize gain on previously owned shares of the Company's Common Stock if he exercises an option and transfers such shares to the Company in payment of the option price. Taxes payable by an optionee or awardee on exercise of an option or removal of restrictions on an award may be paid in cash, surrender of shares, or withholding of shares of Common Stock as the Incentive Committee shall determine.

 The Board of Directors, upon the recommendation of the Incentive Committee, may amend the Plan subject, in the case of specified amendments, to stockholder approval. The Plan may be discontinued at any time by the Board of Directors. No amendment or discontinuance of the Plan shall, without the consent of the employee, adversely affect any stock incentive held by him under the Plan.

 No determination has been made with respect to any prospective grant of a stock incentive under the Plan. It is, therefore, not possible at the present time to indicate specifically the names and positions of key employees to whom stock incentives may be granted or to whom stock incentives would have been granted had this Plan been in effect during 1994 or the number of shares to be subject to stock incentives or any other information concerning the operation of the Plan as it may affect specific individuals. The proceeds of sale of Common Stock under the Plan will be used by the Company for general corporate purposes.

 In order to effect the approval and adoption of the Plan, the following resolution will be presented to the Annual Meeting:

    "RESOLVED THAT THE 1995 STOCK INCENTIVE PLAN SET FORTH AS EXHIBIT A TO THE PROXY STATEMENT ACCOMPANYING THE NOTICE OF THE ANNUAL MEETING OF THE STOCKHOLDERS OF ROTO-ROOTER, INC. TO BE HELD MAY 15, 1995 BE AND THE SAME HEREBY IS APPROVED AND ADOPTED."

 The affirmative vote of the holders of a majority of the voting power of the stockholders represented at the meeting will be necessary for the adoption of the foregoing resolution The approval and adoption of the Plan is not a matter which is required to be submitted to a vote of the stockholders of the Company. The reason for submitting such proposal to a vote of the stockholders is to meet a condition of Rule l6b-3 of the Securities and Exchange Commission which provides for an exemption from the operation of Section l6(b) of the Securities Exchange Act of l934, as amended. Section l6(b) provides generally that profits realized by directors and officers from any purchase and sale (or sale and purchase) of the Company's Common Stock within a period of less than six months are recoverable by the Company. Rule 16b-3 exempts from the application of
Section 16(b): (i) the acquisition, expiration, cancellation or surrender to the Company of a stock option; (ii) the surrender or delivery to the Company of shares of Common Stock as payment for the exercise of a stock option for shares of Common Stock; and (iii) the acquisition upon the exercise of a stock option of shares of Common Stock equal to the number of shares of Common Stock surrendered or delivered to the Company as payment for the exercise of the option. Management has not determined what course of action it intends to take in the event of a negative vote on the proposal by stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE PLAN.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

 The Board of Directors has selected the firm of Price Waterhouse LLP as independent accountants for the Company and its consolidated subsidiaries for the year 1995. This firm has acted as independent accountants for Chemed since 1970 and for the Company and its consolidated subsidiaries since 1980. Although the submission of this matter to the stockholders is not required by law or by the By-Laws of the Company, the selection of Price Waterhouse LLP will be submitted for ratification at the Annual Meeting. The affirmative vote of a majority of the voting power of the stockholders represented at the Annual Meeting will be necessary to ratify the selection of Price Waterhouse LLP as independent accountants for the Company and its consolidated subsidiaries for the year 1995. If the selection is not ratified at the meeting, the Board of Directors will reconsider its selection of independent accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

 It is expected that a representative of Price Waterhouse LLP will be present at the Company's Annual Meeting. Such representative shall have the opportunity to make a statement if he desires to do so and shall be available to respond to appropriate questions raised at the meeting.

                             STOCKHOLDER PROPOSALS

 Any proposals by stockholders intended to be included in the proxy materials for presentation at the 1996 Annual Meeting of Stockholders must be in writing and received by the Secretary of the Company no later than December 6, 1995.

                                 OTHER MATTERS

 As of the date of this Proxy Statement, the management knows of no other matters which will be presented for consideration at the Annual Meeting. However, if any other business should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to take such action as shall be in accordance with their best judgment.

                            EXPENSES OF SOLICITATION

 The expense of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. The Company will reimburse such persons for their expenses in so doing. Officers and regular employees of the Company may, without extra remuneration, solicit proxies personally, by telephone or by telegram from some stockholders if such proxies are not promptly received. This Proxy Statement and the accompanying Notice of Meeting are sent by order of the Board of Directors.



                                                          Naomi C. Dallob

                                                             Secretary


April 6, 1995

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                                       20

                                   EXHIBIT A

================================================================================

                               ROTO-ROOTER, INC.

                           1995 STOCK INCENTIVE PLAN

================================================================================

                               ROTO-ROOTER, INC.
                           1995 STOCK INCENTIVE PLAN

 1. PURPOSES: The purposes of this Plan are (a) to secure for the Corporation the benefits of incentives inherent in ownership of Common Stock by Key Employees, (b) to encourage Key Employees to increase their interest in the future growth and prosperity of the Corporation and to stimulate and sustain constructive and imaginative thinking by Key Employees, (c) to further the identity of interest of those who hold positions of major responsibility in the Corporation and its Subsidiaries with the interests of the Corporation's stockholders, (d) to induce the employment or continued employment of Key Employees and (e) to enable the Corporation to compete with other organizations offering similar or other incentives in obtaining and retaining the services of competent executives.

 2. DEFINITIONS: Unless otherwise required by the context, the following terms when used in this Plan shall have the meanings set forth in this section 2.

    BOARD OF DIRECTORS: The Board of Directors of the Corporation.

    COMMON STOCK: The Common Stock of the Corporation, par value $l.00 per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of section 8.

    CORPORATION: Roto-Rooter, Inc., a Delaware corporation.

    FAIR MARKET VALUE: As applied to any date, the last trading price of a share of Common Stock on the principal stock exchange on which the Common Stock is listed or, if it is not so listed, as reported by the National Association of Securities Dealers on such date or, if no sales were made on such date, on the next preceding date on which there were sales of Common Stock; provided, however, that, if the Common Stock is not so listed or quoted, Fair Market Value shall be determined in accordance with the method approved by the Incentive Committee, and, provided further, if any of the foregoing methods of determining Fair Market Value shall not be consistent with the regulations of the Secretary of the Treasury or his delegate at the time applicable to a Stock Incentive of the type involved, Fair Market Value in the case of such Stock Incentive shall be determined in accordance with such regulations and shall mean the value as so determined.

    INCENTIVE COMMITTEE: The Incentive Committee designated to administer this Plan pursuant to the provisions of section l0.

    INCENTIVE COMPENSATION: Bonuses, extra and other compensation payable in addition to a salary or other base amount, whether contingent or discretionary or required to be paid pursuant to an agreement, resolution or arrangement, and whether payable currently or on a deferred basis, in cash, Common Stock or other property, awarded by the Corporation or a Subsidiary prior or subsequent to the date of the approval and adoption of this Plan by the stockholders of the Corporation.

    KEY EMPLOYEE: An employee of the Corporation or of a Subsidiary who in the opinion of the Incentive Committee can contribute significantly to the growth and successful operations of the Corporation or a Subsidiary. The grant of a Stock Incentive to an employee by the Incentive Committee shall be deemed a determination by the Incentive Committee that such employee is a Key Employee. For the purposes of this Plan, a director or officer of the Corporation or of a Subsidiary shall be deemed an employee regardless of whether or not such director or officer is on the payroll of, or otherwise paid for services by, the Corporation or a Subsidiary.

    OPTION: An option to purchase shares of Common Stock.

    PERFORMANCE UNIT: A unit representing a share of Common Stock, subject to a Stock Award, the issuance, transfer or retention of which is contingent, in whole or in part, upon attainment of a specified performance objective or objectives, including, without limitation, objectives determined by reference to or changes in (a) the Fair Market Value, book value or earnings per share of Common Stock, or (b) sales and revenues, income, profits and losses, return on capital employed, or net worth of the Corporation (on a consolidated or unconsolidated basis) or of any one or more of its groups, divisions, Subsidiaries or departments, or (c) a combination of two or more of the foregoing factors.

    PLAN: The 1995 Stock Incentive Plan herein set forth as the same may from time to time be amended.

    STOCK AWARD: An issuance or transfer of shares of Common Stock at the time the Stock Incentive is granted or as soon thereafter as practicable, or an undertaking to issue or transfer such shares in the future, including, without limitation, such an issuance, transfer or undertaking with respect to Performance Units.

    STOCK INCENTIVE: A stock incentive granted under this Plan in one of the forms provided for in section 3.

    SUBSIDIARY: A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Corporation.

 3. GRANTS OF STOCK INCENTIVES:

    (a) Subject to the provisions of this Plan, the Incentive Committee may at any time, or from time to time, grant Stock Incentives under this Plan to, and only to, Key Employees.

    (b)  Stock Incentives may be granted in the following forms:

         (i)     a Stock Award, or
         (ii)    an Option, or
         (iii)   a combination of a Stock Award and an Option.

 4. STOCK SUBJECT TO THIS PLAN:

    (a) Subject to the provisions of paragraph (c) and (d) of this section 4 and of section 8, the aggregate number of shares of Common Stock which may be issued or transferred pursuant to Stock Incentives granted under this Plan shall not exceed 200,000 shares.

    (b) The maximum aggregate number of shares of Common Stock which may be issued or transferred under the Plan to directors of the Corporation or of a Subsidiary shall not exceed 100,000 shares.

    (c) Authorized but unissued shares of Common Stock and shares of Common Stock held in the treasury, whether acquired by the Corporation specifically for use under this Plan or otherwise, may be used, as the Incentive Committee may from time to time determine, for purposes of this Plan, provided, however, that any shares acquired or held by the Corporation for the purposes of this Plan shall, unless and until transferred to a Key Employee in accordance with the terms and conditions of a Stock Incentive, be and at all times remain treasury shares of the Corporation, irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose.

    (d) If any shares of Common Stock subject to a Stock Incentive shall not be issued or transferred and shall cease to be issuable or transferable because of the termination, in whole or in part, of such Stock Incentive or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Corporation or a Subsidiary because of an employee's failure to comply with the terms and conditions of a Stock Incentive, the shares not so issued or transferred, or the shares so reacquired by the Corporation or a Subsidiary shall no longer be charged against any of the limitations provided for in paragraphs (a) or (b) of this section 4 and may again be made subject to Stock Incentives.

 5. STOCK AWARDS: Stock Incentives in the form of Stock Awards shall be subject to the following provisions:

    (a) A Stock Award shall be granted only in payment of Incentive Compensation that has been earned or as Incentive Compensation to be earned, including, without limitation, Incentive Compensation awarded concurrently with or prior to the grant of the Stock Award.

    (b) For the purposes of this Plan, in determining the value of a Stock Award, all shares of Common Stock subject to such Stock Award shall be valued at not less than l00% of the Fair Market Value of such shares on the date such Stock Award is granted, regardless of whether or when such shares are issued or transferred to the Key Employee and whether or not such shares are subject to restrictions which affect their value.

    (c) Shares of Common Stock subject to a Stock Award may be issued or transferred to the Key Employee at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Incentive Committee shall determine. In the event that any such issuance or transfer shall not be made to the Key Employee at the time the Stock Award is granted, the Incentive Committee may provide for payment to such Key Employee, either in cash or in shares of Common Stock from time to time or at the time or times such shares shall be issued or transferred to such Key Employee, of amounts not exceeding the dividends which would have been payable to such Key Employee in respect of such shares (as adjusted under section 8) if they had been issued or transferred to such Key Employee at the time such Stock Award was granted. Any amount payable in shares of Common Stock under the terms of a Stock Award may, at the discretion of the Corporation, be paid in cash, on each date on which delivery of shares would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered.

    (d) A Stock Award shall be subject to such terms and conditions, including, without limitation, restrictions on sale or other disposition of the Stock Award or of the shares issued or transferred pursuant to such Stock Award, as the Incentive Committee shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the recipient shall, with respect to such shares, be and become a stockholder of the Corporation fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent otherwise provided in the Stock Award. Each Stock Award shall be evidenced by a written instrument in such form as the Incentive Committee shall determine, provided the Stock Award is consistent with this Plan and incorporates it by reference.

 6. OPTIONS: Stock Incentives in the form of Options shall be subject to the following provisions:

    (a) Upon the exercise of an Option, the purchase price shall be paid in cash or, if so provided in the Option or in a resolution adopted by the Incentive Committee (and subject to such terms and conditions as are specified in the Option or by the Incentive Committee), in shares of Common Stock or in a combination of cash and such shares. Shares of Common Stock thus delivered shall be valued at their Fair Market Value on the date of exercise. Subject to the provisions of section 8, the purchase price per share shall be not less than l00% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

    (b) Each Option shall be exercisable in full or in part one year after the date the Option is granted, or may become exercisable in one or more installments and at such time or times, as the Incentive Committee shall determine. Unless otherwise provided in the Option, an Option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option. Subject to the first sentence of this paragraph, any term or provision in any outstanding Option specifying when the Option is exercisable or that it be exercisable in installments may be modified at any time during the life of the Option by the Incentive Committee, provided, however, no such modification of an outstanding Option shall, without the consent of the optionee, adversely affect any Option theretofore granted to him. Subject to the preceding provisions of this paragraph, an Option will become immediately exercisable in full if at any time during the term of the Option the Corporation obtains actual knowledge that any of the following events has occurred, irrespective of the applicability of any limitation on the number of shares then exercisable under the Option: (1) any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than Chemed Corporation or the Corporation or any of its subsidiaries, has become the beneficial owner, within the meaning of Rule 13d-3 under the 1934 Act, of 30 percent or more of the combined voting power of the Corporation's then outstanding voting securities;
(2) the expiration of a tender offer or exchange offer, other than an offer by the Corporation or Chemed Corporation, pursuant to which 20 percent or more of the shares of the Corporation's Common Stock or Chemed Corporation's Capital Stock have been purchased; (3) the stockholders of the Corporation or Chemed Corporation have approved (i) an agreement to merge or consolidate with or into another corporation and the Corporation or Chemed Corporation is not the surviving corporation or (ii) an agreement to sell or otherwise dispose of all or substantially all of the assets of Chemed Corporation or the Corporation (including a plan of liquidation); or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the nomination for the election by the Corporation's stockholders of each new director was approved by a vote of at least one-half of the persons who were directors at the beginning of the two-year period.

    (c) Each Option shall be exercisable during the life of the optionee only by him or a transferee or assignee permitted by paragraph (f) of this section
(6), and, after his death, only by his estate or by a person who acquired the right to exercise the Option pursuant to one of the provisions of paragraph (f) of this section (6). An Option, to the extent that it shall not have been exercised, shall terminate when the optionee ceases to be an employee of the Corporation or a Subsidiary, unless he ceases to be an employee because of his resignation with the consent of the Incentive Committee (which consent may be given before or after resignation), or by reason of his death, incapacity or retirement under a retirement plan of the Corporation or a Subsidiary. Except as provided in the next sentence, if the optionee ceases to be an employee by reason of such resignation, the Option shall terminate three months after he ceases to be an employee. If the optionee ceases to be an employee by reason of such death, incapacity or retirement, or if he should die during the three-month period referred to in the preceding sentence, the Option shall terminate fifteen months after he ceases to be an employee. Where an Option is exercised more than three months after the optionee ceased to be an employee, the Option may be exercised only to the extent it could have been exercised three months after he ceased to be an employee. A leave of absence for military or governmental service or for other purposes shall not, if approved by the Incentive Committee, be deemed a termination of employment within the meaning of this paragraph (c); provided, however, that an Option may not be exercised during any such leave of absence. Notwithstanding the foregoing provisions of this paragraph (c) or any other provision of this Plan, no Option shall be exercisable after expiration of the term for which the Option was granted, which shall in no event exceed ten years. Where an Option is granted for a term of less than ten years, the Incentive Committee, may, at any time prior to the expiration of the Option, extend its term for a period ending not later than ten years from the date the Option was granted. Such an extension shall not be deemed the grant of an Option under this Plan.

    (d) Options shall be granted for such lawful consideration as the Incentive Committee shall determine.

    (e) Neither the Corporation nor any Subsidiary may directly or indirectly lend any money to any person for the purpose of assisting him to purchase or carry shares of Common Stock issued or transferred upon the exercise of an Option.

    (f) No Option nor any right thereunder may be assigned or transferred by the optionee except:

         (i)     by will or the laws of descent and distribution;
         (ii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or by the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder;
         (iii) by an optionee who, at the time of the transfer, is not subject to the provisions of Section 16 of the 1934 Act, provided such transfer is to or for the benefit of (including but not limited to trusts for the benefit of) the optionee's spouse or lineal descendants of the optionee's parents; or
         (iv) by an optionee who, at the time of transfer, is subject to the provisions of Section 16 of the 1934 Act, to the extent, if any, such transfer would be permitted under Securities and Exchange Commission Rule 16b-3 or any successor rule thereto, as such rule or any successor rule thereto may be in effect at the time of the transfer.

 If so provided in the Option or if so authorized by the Incentive Committee and subject to such terms and conditions as are specified in the Option or by the Incentive Committee, the Corporation may, upon or without the request of the holder of the Option and at any time or from time to time, cancel all or a portion of the Option then subject to exercise and either (i) pay the holder an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the shares subject to the portion of the Option so cancelled over the aggregate purchase price of such shares, or (ii) issue or transfer shares of Common Stock to the holder with a Fair Market Value, at such time or times, equal to such excess.

    (g) Each Option shall be evidenced by a written instrument, which shall contain such terms and conditions, and shall be in such form, as the Incentive Committee may determine, provided the Option is consistent with this Plan and incorporates it by reference. Notwithstanding the preceding sentence, an Option, if so granted by the Incentive Committee, may include restrictions and limitations in addition to those provided for in this Plan.

    (h) Any federal, state or local withholding taxes payable by an optionee or awardee upon the exercise of an Option or upon the removal of restrictions of a Stock Award shall be paid in cash or in such other form as the Incentive Committee may authorize from time to time, including the surrender of shares of Common Stock or the withholding of shares of Common Stock to be issued to the optionee or awardee. All such shares so surrendered or withheld shall be valued at Fair Market Value on the date such are surrendered to the Corporation or authorized to be withheld.

 7. COMBINATIONS OF STOCK AWARDS AND OPTIONS: Stock Incentives authorized by paragraph (b)(iii) of section 3 in the form of combinations of Stock Awards and Options shall be subject to the following provisions:

    (a) A Stock Incentive may be a combination of any form of Stock Award with any form of Option; provided, however, that the terms and conditions of such Stock Incentive pertaining to a Stock Award are consistent with section 5 and the terms and conditions of such Stock Incentive pertaining to an Option are consistent with section 6.

    (b) Such combination Stock Incentive shall be subject to such other terms and conditions as the Incentive Committee may determine, including, without limitation, a provision terminating in whole or in part a portion thereof upon the exercise in whole or in part of another portion thereof. Such combination Stock Incentive shall be evidenced by a written instrument in such form as the Incentive Committee shall determine, provided it is consistent with this Plan and incorporates it by reference.

 8. ADJUSTMENT PROVISIONS: In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Corporation or a sale by the Corporation of all or a part of its assets exchanged for a different number or class of shares of stock or other securities of the Corporation or for shares of the stock or other securities of any other corporation, or a record date for determination of holders of Common Stock entitled to receive a dividend payable in Common Stock shall occur (a) the number and class of shares or other securities that may be issued or transferred pursuant to Stock Incentives, (b) the number and class of shares or other securities which have not been issued or transferred under outstanding Stock Incentives, (c) the purchase price to be paid per share or other security under outstanding Options, and (d) the price to be paid per share or other security by the Corporation or a Subsidiary for shares or other securities issued or transferred pursuant to Stock Incentives which are subject to a right of the Corporation or a Subsidiary to reacquire such shares or other securities, shall in each case be equitably adjusted.

 9. TERM: This Plan shall be deemed adopted and shall become effective on the date it is approved and adopted by the stockholders of the Corporation. No Stock Incentives shall be granted under this Plan after May 15, 2005.

 10. ADMINISTRATION:

    (a) The Plan shall be administered by the Incentive Committee, which shall consist of no fewer than three persons designated by the Board of Directors. Grants of Stock Incentives may be made by the Incentive Committee either in or without consultation with employees, but, anything in this Plan to the contrary notwithstanding, the Incentive Committee shall have full authority to act in the matter of selection of all Key Employees and in determining the number of Stock Incentives to be granted to them.

    (b) The Incentive Committee may establish such rules and regulations, not inconsistent with the provisions of this Plan, as it deems necessary to determine eligibility to participate in this Plan and for the proper administration of this Plan, and may amend or revoke any rule or regulation so established. The Incentive Committee may make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Corporation, its Subsidiaries, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

    (c) Members of the Board of Directors and members of the Incentive Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties

 11. GENERAL PROVISIONS:

    (a) Nothing in this Plan nor in any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Corporation or a Subsidiary, or shall affect the right of the Corporation or of a Subsidiary to terminate the employment of any employee with or without cause.

    (b) No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares, in the opinion of counsel to the Corporation, have been complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances, satisfactory to counsel to the Corporation, that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Corporation or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.

    (c) No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of this Plan or subject to any Stock Incentive except as to such shares of Common Stock, if any, as shall have been issued or transferred to him.

    (d) The Corporation or a Subsidiary may, with the approval of the Incentive Committee, enter into an agreement or other commitment to grant a Stock Incentive in the future to a person who is or will be a Key Employee at the time of grant, and, notwithstanding any other provision of this Plan, any such agreement or commitment shall not be deemed the grant of a Stock Incentive until the date on which the Company takes action to implement such agreement or commitment.

    (e) In the case of a grant of a Stock Incentive to an employee of a Subsidiary, such grant may, if the Incentive Committee so directs, be implemented by the Corporation issuing or transferring the shares, if any, covered by the Stock Incentive to the Subsidiary, for such lawful consideration as the Incentive Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the employee in accordance with the terms of the Stock Incentive specified by the Incentive Committee pursuant to the provisions of this Plan. Notwithstanding any other provision hereof, such Stock Incentive may be issued by and in the name of the Subsidiary and shall be deemed granted on the date it is approved by the Incentive Committee, on the date it is delivered by the Subsidiary or on such other date between said two dates, as the Incentive Committee shall specify.

    (f) The Corporation or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Corporation or a Subsidiary determines it is required to withhold in connection with any Stock Incentive.

    (g) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Corporation or any Subsidiary or other affiliate now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

 12. AMENDMENTS AND DISCONTINUANCE:

    (a) This Plan may be amended by the Board of Directors upon the recommendation of the Incentive Committee, provided that, without the approval of the stockholders of the Corporation, no amendment shall be made which (i) increases the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Stock Incentives as provided in paragraph (a) of section 4, (ii) increases the maximum aggregate number of shares of Common Stock that may be issued or transferred under the Plan to directors of the Corporation or of a Subsidiary as provided in paragraph (b) of section 4, (iii) withdraws the administration of this Plan from the Incentive Committee, (iv) permits any person who is not at the time a Key Employee of the Corporation or of a Subsidiary to be granted a Stock Incentive, (v) permits any Option to be exercised more than ten years after the date it is granted, (vi) amends section 9 to extend the date set forth therein or (vii) amends this section 12.

    (b) Notwithstanding paragraph (a) of this section 12, the Board of Directors may amend the Plan to take into account changes in applicable securities laws, federal income tax laws and other applicable laws. Should the provisions of Rule 16b-3, or any successor rule, under the Securities Exchange Act of 1934 be amended, the Board of Directors may amend the Plan in accordance therewith.

    (c) The Board of Directors may by resolution adopted by a majority of the entire Board of Directors discontinue this Plan.

    (d) No amendment or discontinuance of this Plan by the Board of Directors or the stockholders of the Corporation shall, without the consent of the employee, adversely affect any Stock Incentive theretofore granted to him.

ROTO-ROOTER, INC.
2500 CHEMED CENTER
255 EAST FIFTH STREET           PLEASE MARK, SIGN, DATE AND RETURN PROXY
CINCINNATI, OHIO 45202          CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
_____________________________________________________________________________

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 15, 1995.

The undersigned hereby appoints E. L. Hutton, W. R. Griffin, and K. J. McNamara as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of stock of Roto-Rooter, Inc. held of record by the undersigned on March 20, 1995, at the Annual Meeting of Stockholders to be held on May 15, 1995, or at any adjournment thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(1) Election of Directors  (mark only ONE box):         __

  / / FOR all nominees   / / FOR nominees listed   / / WITHHOLD ALL AUTHORITY
      listed.                EXCEPT THOSE WHOSE        to vote in the selection
                             NAMES I HAVE STRICKEN.    of directors.



Edward L. Hutton                Neal Gilliatt           Patrick L. Johnson
William R. Griffin              Lawrence J. Gillis      Sandra E. Laney
Brian A. Brumm                  J. Peter Grace          Kevin J. McNamara
James A. Cunningham             Douglas B. Harper       Timothy S. O'Toole
Naomi C. Dallob                 Will J. Hoekman         D. Walter Robbins, Jr.
Charles H. Erhart, Jr.          Thomas C. Hutton        Jerome E. Schnee


(2) Approve and adopt the 1995 Stock Incentive Plan.

            / /  FOR          / /  AGAINST         / /  ABSTAIN

(3) Ratifying the selection of independent accountants.

            / /  FOR          / /  AGAINST         / /  ABSTAIN

(4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2) AND
(3).

                        DATED: _______________________________________, 1995
                                       (Be sure to date Proxy)
                        SIGNED:_____________________________________________

                               _____________________________________________
                               (Please sign exactly as names appear at left)

                               When signed on behalf of a corporation,
                               partnership, estate, trust, or other
                               stockholder, state your title or capacity or otherwise indicate that you are authorized to sign.